UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2014

SUMMIT HOTEL PROPERTIES, INC.
 (Exact Name of Registrant as Specified in its Charter)
Maryland (State or Other Jurisdiction of Incorporation or Organization)	001-35074 (Commission File Number)	27-2962512 (I.R.S. Employer Identification No.)

12600 Hill Country Blvd, Suite R-100
Austin, Texas 78738
(Address of Principal Executive Offices) (Zip Code)

(512) 538-2300
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2014, Summit Hotel Properties, Inc. (the “Company”) announced the appointment, effective as of October 1, 2014, of Greg A. Dowell as the Company’s new Executive Vice President, Chief Financial Officer and Treasurer.  Mr. Dowell will report to Daniel P. Hansen, the Company’s President and Chief Executive Officer.  Mr. Dowell will succeed Paul Ruiz, who has served as the Company’s interim Chief Financial Officer since May 2014.  Mr. Ruiz will continue to serve in his present position as the Company’s Vice President and Chief Accounting Officer.

Prior to joining Summit, Mr. Dowell held the position of Senior Executive Vice President and Chief Operating Officer at American Campus Communities, Inc. (NYSE: ACC) (“ACC”).  During his thirteen-year tenure with ACC, Mr. Dowell managed all aspects of operations, facilities management, human resources, information technology and various aspects of accounting and systems development.  He played a key role in the development of ACC’s specialized operating platform which facilitated it becoming the first student housing REIT to be publicly traded in 2004.  Prior to joining ACC in 2001, Mr. Dowell spent ten years in progressive capacities with Century Development Group, an integrated real estate development company, where he began as an accountant and ultimately served as Senior Vice President of Management Services over the student housing portfolio.  Mr. Dowell received his B.S. in accounting from the University of Louisiana at Lafayette and is a certified public accountant.

On September 11, 2014, the Company and Mr. Dowell entered into an employment agreement that will become effective on October 1, 2014.  The material terms of the employment agreement are summarized below, and such summary is qualified in its entirety by the actual terms of the employment agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

The employment agreement has an initial term that will commence on October 1, 2014 and will expire on May 27, 2016.  The employment agreement provides for automatic one-year extensions unless either party provides at least 30 days’ notice of non-renewal.

The employment agreement requires Mr. Dowell to devote substantially all of his business time, attention and effort to the Company’s affairs.

The employment agreement provides for:

●	an annual base salary equal to $350,000, which is subject to increase on an annual basis at the discretion of the Board of Directors or its Compensation Committee;

●	for 2014, a cash bonus opportunity, which will be determined by the Compensation Committee in its discretion, but will not be less than $75,000;

●
for each calendar year, except for 2014, eligibility for an annual cash performance bonus based on the satisfaction of performance goals and other requirements established by the Compensation Committee, which state the amount that will be earned on account of achieving a “target” level of performance (as established by the Compensation Committee) will not be less than 75% of Mr. Dowell’s then-current base salary;

●	eligibility to participate in the Company’s 2011 Equity Incentive Plan, as well as other incentive, savings and retirement plans applicable generally to our senior executives; and

●	eligibility to participate in the Company’s benefit plans in which other executive level employees are eligible to participate.

The employment agreement provides that, in the event Mr. Dowell’s employment ends on account of a “termination without cause” or a “voluntary termination for good reason” (each as defined in the employment agreement), Mr. Dowell will be entitled to the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims:

●	Mr. Dowell will be paid an amount equal to the product of the “severance multiple” (as defined below) and his then-current base salary;

●	Mr. Dowell will be paid an amount equal to the product of the severance multiple and his then target annual bonus;

●	Mr. Dowell will be paid a pro-rated bonus for the then-current fiscal year based on the annual bonus he earned for the fiscal year ended prior to his termination;

●	Mr. Dowell will be reimbursed for premiums paid for COBRA coverage for he and his eligible dependents for twelve months following termination;

The “severance multiple” is one and one-half times if Mr. Dowell’s employment ends upon a termination without cause before the date of a control change date and a control change date does not occur within 90 days after the date of termination or if Mr. Dowell’s employment ends upon a voluntary termination with good reason before a control change date.  The severance multiple is two times in the event Mr. Dowell’s employment ends upon a termination without cause on or after the date of a control change date or within the 90 day period preceding the date of a control change date or if Mr. Dowell’s employment ends upon a voluntary termination with good reason on or after the date of a control change date.

The employment agreement does not provide an indemnification or gross-up payment for the parachute payment excise tax under Sections 280G and 4999 of the Internal Revenue Code.  Instead, the employment agreement provides that the severance and any other payments or benefits that are treated as parachute payments under the Internal Revenue Code will be reduced to the maximum amount that can be paid without an excise tax liability.  The parachute payments will not be reduced, however, if Mr. Dowell will receive greater after-tax benefits by receiving the total or unreduced benefits (after taking into account any excise tax liability payable by the executive).

The employment agreement also provides that in the event Mr. Dowell’s employment is terminated for any reason other than a termination by us without cause or by Mr. Dowell for good reason, including upon his death or disability, Mr. Dowell is entitled to receive a standard termination benefits, which consists of Mr. Dowell’s earned but unpaid compensation up to the termination date and any benefits due under the terms of the Company’s employee benefit plans.

The employment agreement also contains standard confidentiality, non-competition, non-solicitation and non-disparagement covenants.

Pursuant to the terms of the employment agreement, Mr. Dowell has acknowledged and agreed that any incentive compensation, whether payable in cash or equity (but excluding amounts that vest or become payable solely on account of continued employment or service) that is payable under the employment agreement or under any other agreement or any plan or arrangement is subject to recoupment or repayment if such action is required under applicable law or the terms of any “clawback” policy that the Company adopts in the future, provided such policy is in effect on the date such incentive compensation or benefit was paid.

Additionally, in connection with Mr. Dowell’s joining the Company, the Company and Mr. Dowell will enter into an indemnification agreement in substantially the same form as the Company has entered into with each of its currently serving directors and executive officers.

Exhibit

10.1	Employment Agreement, dated September 11, 2014 and effective as of October 1, 2014, between Summit Hotel Properties, Inc. and Greg A. Dowell

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.
(Registrant)

	By:	/s/ Christopher R. Eng
Christopher R. Eng
Date: September 11, 2014		Senior Vice President, General Counsel and Secretary